UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 9, 2010, the board of directors of First Financial Bancorp., pursuant to Article FIFTH of the Regulations of the company, expanded the board to 12 members and elected Cynthia O. Booth director of the company.  Her term shall expire at the next annual meeting of shareholders of the company.  At this time it has not been determined on what committees of the board she will serve.

A copy of the press release announcing her appointment is included as Exhibit 99.1 and incorporated herein by reference.

Item 8.01                      Other Events.

On December 8, 2010, First Financial Bancorp announced its intent to exit the four locations comprising its Michigan geographic market and its single location in Louisville, Kentucky.  All five locations were acquired during 2009 as part of First Financial’s Federal Deposit Insurance Corporation-assisted transactions under which the company assumed the banking operations of Irwin Union Bank and Trust Company and Irwin Union Bank, F.S.B.  In addition, the company announced that it would be consolidating seven banking centers in Ohio and Indiana. The decisions to exit these markets and to consolidate other markets were made following an internal strategic review and, subject to appropriate regulatory approval/non-objection, are expected to be completed by March 31, 2011.

A copy of the press release is included as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Exhibits.

(d)	Exhibits:

The following exhibits shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

99.1	First Financial Bancorp. Press Release dated December 9, 2010 (election of director).
99.2	First Financial Bancorp. Press Release dated December 8, 2010 (exit of markets/consolidation of certain branches).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall
Executive Vice President and
Chief Financial Officer

Date:  December 14, 2010

Form 8-K	First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

99.1	First Financial Bancorp. Press Release dated December 9, 2010
99.2	First Financial Bancorp. Press Release dated December 8, 2010